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                                   Exhibit 21


HUDSON HOTELS CORPORATION

LIST OF SUBSIDIARIES

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                                 STATE OF INCORPORATION OR
NAME                                    ORGANIZATION                   DOING BUSINESS AS
----                             -------------------------             -----------------
Watertown Hotel Corp.                     New York                Watertown Hotel Corp.
Delray Beach Hotel Corp.                  New York                Delray Beach Hotel Corp.
Brookwood Funding Corp.                   New York                Brookwood Funding Corp.
950 Jefferson Hotel Corp.                 New York                950 Jefferson Hotel Corp.
Victor Hotel Corp.                        New York                Victor Hotel Corp.
Canandaigua Hotel Corp.                   New York                Canandaigua Hotel Corp.
Hudson Tonawanda Corp.                    New York                Hudson Tonawanda Corp.
HHC Management Corp.                      New York                HHC Management Corp.
Hudson Hotels Properties Corp.            New York                Hudson Hotels Properties Corp.
HH Properties-Southwest, Inc.             New York                HH Properties-Southwest, Inc.
HH Properties-Tonawanda, Inc.             New York                HH Properties-Tonawanda, Inc.
HH Properties-I, Inc.                     New York                HH Properties-I, Inc.
HH Properties-II, Inc.                    New York                HH Properties-II, Inc.
Ridge Road Hotel Corp.                    New York                Ridge Road Hotel Corp.
HH Transit Management, Inc.               New York                HH Transit Management, Inc.
HH Bridge G.P., Inc.                      Virginia                HH Bridge GP, Inc.

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